Geological Summary Report of the Zhaishang Gold Exploration Property, Min County, Gansu Province, China

Prepared for Runge Inc.

Prepared by Daniel Huang

Geological consultant

Anser Enterprises Co.
Cell in China: 86-13691364752 E-mail: anser@anser.bc.ca

March 12, 2010

Table of Content

Introduction and Source of Information

By the email communication on March 5, 2010, Philippe Baudry, Operations Manager – China, Runge Ltd., authorized the preparation of an Independent Technical Summary Report for the Zhaishang gold property in the Zhaishang Gold Exploration license area, Min County, Gansu Province, Peoples Republic of China by Daniel Huang, an Independent geological consultant.

A site visit on March 8, 2010, which included the brief viewing the field camp, core houses, drill hole, trench, and infrastructure conditions in the license area to provide the general on site impressions.

Review of Zhaishang Gold Geological Report prepared by No.5 Branch Group of China Armed Police in 2009 to extract the key components in this Chinese report to sum the most useful information for helping the investors to make initial decisions.

Summary of site visit

The author visited the property on March 8, 2010, in the company of Mr. Weng, Zhongjun, Deputy Commander, 2nd team of No.5 Branch Group of China Armed Police; Wilson Wong, Chairman of Yin Fu International Group; and Mr. Mao Zhenye, Chief Geologist, China Overseas Oil & Mineral Resources Investment Ltd. The camp site, core house, one hole, and one trench were examined. As the rented minivan's weak mobility and bad weather conditions, no further holes and trenches were examined.

As the field work has not started yet, no geologist is in the camp; Mr. Weng is the local host with no geological background, therefore, no technical aspects can be discussed and no technical data can be reviewed and copied.

As the property owner is the Chinese Armed Police organized by the Chinese army system, so the camp is neat, clean, and in order (see photo 1 and video).

The core houses were well built within the camp and are under 24 hour supervision and security. The cores were well stored and well organized. The core storage should be ranked as A in China.

The core boxes were well labeled following the Chinese codes. The core boxes are stacked in order with the core boxes distribution map and core tray rules on the wall (see the photo 8). Every received core box has its receipt

signed by the drilling team leader, geological team leader, sender, and receiver (see photo 6).

Although the details checking for the cores were not allowed, the quantity of the core boxes is generally compatible with the total drilling meters described in the report. The core recovery observed in several core boxes is about 90%.

One drill hole was observed on site. The hole was sealed by wood plug and cement. Drill hole number, drilling starting and completion time, hole depth were clearly marked by the slot with red paint (see photo 9).

One observed trench with 30 meter length was collapsed and buried (see photo 10). A trench in the remote mountain site can be observed (see photo 11).

The electric power was connected to the villages within the license area. Cellular phone signal is available. Local labors are enough for mining. The license area is about 20 km away from the Min County. The road to the license area is gravel paved hard road and about 40 minutes driving time from Min County. The future mining site so close to the Min County is a big advantage. There are several water creeks in the license area. The creeks merge to the Tao river (see photo 13). The enough water in the Min County area is the outstanding characteristics compared with most arid areas in Gansu province and nearby similar type of large gold deposit area, Yangshan Gold Deposit.

Property Description and Location

The property comprises Zhaishang Gold Exploration License located in 20 km of the northeast of Min County, Gansu province, in the northwest part of Peoples Republic of China.

The License confers to the No.5 Branch Group of China Armed Police ("No5AP").

- License Name: Zhaishang Gold General Survey, Min County, Gansu Province
- Metal Right: Gold
- License Number: 6200000630452
- Initial Issue Date：2001/09/24
- Validation：2006/09/21 to 2010/09/21
- Coordinate: EL: 104°09′00″-104°14′30″-104°15′00″;
  NL: 34°30′30″- 34°32′30″- 34°33′00″
- Area: 41.73km2
- The license issued by Gansu Provincial Bureau of Land and Resources

"No5AP" also has 5 gold exploration licenses nearby the property, total area of 235.66 km2, named as Anchaigou, Zhaishangbei, Zhaishangxi, Puma, and Changjiashan.

History

Since first geological report related to the area was prepared by Lanzhou Geological Research Institute, China Science Academy in 1959, the following geological works have been conducted:

Year	Work	Scale	Area	Done by
1965	Geological Survey	1:500,000	Southern Gansu Province	Gansu Geological Bureau
1967-1969	Geological Survey	1:200,000	China	Shanxi Geological Bureau
1975-1976	Geological Mapping	1:500,000	Gansu Province	Gansu Geological Bureau
1977-1980	Tectonic System Map	1:1,000,000	Gansu Province	Gansu Geological Bureau
1982	Geological Mapping		Gansu Province	Gansu Geological Bureau
1992	Stream sediment geochemical survey	1:200,000	Min County	Gansu Geological Bureau
1998-2001	Geological Survey	1:50,000	Min County and Shendu County	Gansu Geological Survey Institute
2000 to present	Gold prospect		Zhaishang and surrounding area	No5AP
2001	Grass root and satellite photos survey		Min County	No5AP
2001-2003	Stream sediment geochemical survey. Found 42 gold anomalies	1:50,000	Min County-Lujing; Hadapu-Tuochang; Lintan County-Min County	No5AP
2002	Soil sampling and	1:10,000	Zhaishang license	No5AP

	found 12 gold anomalies		area (5km2)	
2002 -2009	IP and EM survey; Found 33 IP anomalies	1:10,000	Zhaishang license and surrounding areas	No5AP
2006 - 2008	Gold resource potential assessment		Zhaishang license and surrounding areas	No5AP
2008	Gold general geological survey report. Identified 20 gold ore bodies; calculated 75 tons of (333+334) gold resources; average grade 3.66 Au g/t		Zhaishang license area	No5AP
2009	11,304 meters of drilling (26 deep drillings and 12 shallow drillings); 5,012 m3 of trenches; Stream sediments sampling, IP, and geological mapping. Identified 17.76 tons of (333) gold resources and 16 tons of (334) gold resources		Zhaishang license area	No5AP

Geological Setting

The regional geology of the Zhaishang area is illustrated by the following map (black dot is gold discovery). An important component of the basement geology is the Variscan Li County-Zhenan fold belt within the Qinling Fold System. The Zhaishang area locates in the western part of Min County - Li County Metallogenetic belt. Devonian rocks are the most widely distributed rocks in the region and at the Zhaishang area and host the gold mineralization in the region and at Zhaishang.



0
44km
临洮
渭源
陇西
漳县
武山
甘谷
临潭
卓尼
岷县
宕昌
临江
礼县
西和
成县
Q 1
E 2
K 3
T 4
P 5
C 6
D 7
S 8
Pz 9
γ 10
11
12

5 exposed acidic magmatic plutons (γ) in the eastern part of the region may have relationship with the gold mineralization in the region.

Zhaishang property locates in the Zhuoluo - State owned ranch area which is anticline cross east to west of the property, ranging 30 km long and 3-6 km wide. The core of the anticline is composed of Middle Devonian calcareous slate and limestone. Both flanks of the anticline are composed of lower Permian slate and sandstone and are formed with many secondary folds which closely related to gold mineralization. Most gold ore bodies occur in the core and northern flank of the anticline (see the following figure).



Deposit types and mineralization

Zhaishang is mainly the epithermal gold deposit. The deposit is formation and structure controlled.

The southern Zhaishang gold ore bodies occur in middle Devonian calcareous slate, limestone mingles with argillaceous slate and fine sandy slate. The northern gold ore bodies occur in the lower Permian formation composed of gravel, quartz sandstone, and coaly slate.

Gold mineralization is strong in the coaly slates. Some gold mineralization occurs in sandstone. The limestone, calcareous slate, and argillaceous slates have weak gold mineralization.

The more rock fractured and deformed, the stronger the pyrite alteration and gold mineralization.

The gold ore bodies identified by diamond drillings and gold resource estimated as following

Gold Ore Body No.	Number of Drill Holes and Space	Average Real Thickness of Gold Ore Body (m)	Average Gold Grade (Au g/t)	Estimated 333 Gold Resource (kg)	Estimated 334 Gold Resource (kg)
22-2-1	5 Drill 200×10-95m	10.28-11.03	7.17		6,333

22-1-1	5 Drill 200×45-168m	2.54	5.99		2,739
19-3-1	7 Drill 200×99-145m	3.35	4.29	2,449	609
19-3-2	6 Drill 300-500×8-144m	3.14	2.71		4,204
19-2-1	6 Drill 200-300×120-192m	2.66	2.94		1,704
19-2-2	7 Drill 300-500×145m	2.35	2.13		955
19-1-1	11 Drill 100-300×167-246m	5.16	4.41	8,111	13,422
20-1	6 Drill 100−600 × 167−246m	1.15	1.42		1,071
9-1	14 Drill 100-300×120-205m	3.32	2.56	10,978	6,247
9-2	5 Drill 200-400 × 120-205m	1.15	1.83		2,578
10-1	14 Drill 200 − 400 × 40-257m	2.18	2.54	5,286	3,320
23-1	2 Drill 600×24-40m	2.70	5.27		1,951
23-2	5 Drill 300-200×51-247m	3.00	3.04	1,242	2,155
29-1	4 Drill 300×35-204m	2.36	1.22-2.71		873
16-1	4 Drill 300×17-119m	2.81	0.94-2.39		533
12-1	4 Drill 200×74-88m	4.18	3.54	935	
11-1	7 Drill 200×40-280m	1.15	6.86	5,430	
11-2	8 Drill 400×32-115m	1.86	2.65		2,455
21-1	16 Drill 200×140-196m	1.91	3.10	3,907	870
21-3	3 Drill 200×140-160m		2.69		920
41-1	3 Drill 300×231-318m	1.39	3.48	1,118	743
32-1	10 Drill	1.91	3.01	1,414	7,292

	100 — 300 × 45-198m				
31-1	7 Drill 400-200×132-170m	1.68	4.72	864	
31-2	2 Drill 300×132-170m	0.97	6.31	823	
31-3	1 Drill 300×163m	3.15	7.81	7,081	

Gold ore body occurrences are shown in the following cross section map.


0
100
200
300
400
ZK1484
ZK1486
2934.64m
图例

Gold ore types

Oxidized gold ores are in yellow, brown, red-brown color, mainly occurring in brown hematite. The oxidized gold ore bodies in the southern part of the deposits extend up to the depth of 20 meters. The oxidized gold ore bodies in the northern part of the deposits extend up to the depth of 60 meters.

Primary gold ores occur as pyrite in fractured rocks, fractured coaly slate, fractured fine sandy stone, strong silica alteration breccias, fractured limestone, and calc slate.

Exploration

No.5AP has conducted general geological survey since 2001 according the Chinese Codes for Rock Gold Geological Exploration.

- 1:10,000 Geological Mapping to indentify formation, structure, alteration, ore bodies' distribution, and gold discoveries;

- 1:10,000 soil sampling, 1:10,000 IP, and 1:10,000 EM to indentify the anomalies;
- Ore and surrounding rock sampling for ore content, structure, processing and metallurgical test;
- 1:10,000 hydrology survey for future mining plan;
- Trenches, pits, shallow drillings in space 50-160 m to expose the ore bodies. Diamond drillings in space 200-400 X 160-320 m to control the ore body scale, shape, and occurrence to estimate the 333 and 334 resources.

Mineral Resource and Mineral Reserve Estimates

The gold resources were estimated according to the Codes of China Solid Mineral Resource and Reserve Classification. By the end of 2009, total estimated gold resources were 108.666 tons, including 333 gold resources of 59.512 tons and 334 gold resources of 49.154 tons.

In 2009, total 26 diamond drillings were conducted and 20 drillings intercepted the gold ore bodies; total 12 shallow drillings were conducted and 3 holes intercepted gold ore bodies; creating 333 gold resources of 17.761 tons and 334 gold resources of 15.996 tons.

These estimated resources do not conform to 43-101 and JORC requirement for resource estimates.

Appendix 1 Related Photos



Photo 1 Field Camp



Photo 2 Core House



Photo 3 Stack of Core Boxes


孔号：QZ1207-1

Photo 4 Label of Core Box Stack for One Hole



Photo 5 Sampling Label



岩矿心入库验收单

收到三中队307号机送来[illegible]矿区ZK4810号钻孔岩（矿）心89箱。

1、岩心总长307.8米，矿心总长[illegible]米；

2、回次自1次到170次；

3、箱号自1号至89号；

4、验收日期：2009年5月11日。

钻探中队长：

地质中队长：

护　送　人：

验　收　人：

Photo 6 Core Box Receipt


寨上矿区四号岩心库平面图
ZK482 ZK482 ZK72 ZK72 ZK9210 ZK9210 ZK608 ZK606 ZK1484 ZK1484 ZK1484
ZK4706 ZK4706 ZK4706 QZ1005
ZK488 ZK488 ZK1488 QZ1005
QK81 ZK9210 ZK82 ZK592 ZK592 ZK592
ZK82 ZK82 ZK752 ZK752 ZK752
ZK644 ZK644 ZK324 ZK324
ZK242 ZK242 ZK324 ZK324
QK02 ZK926 ZK31-2 ZK31-2 ZK1486 ZK1486
ZK926 ZK926 ZK926 QK1965 ZK1486 ZK1486
ZK848 ZK166 ZK166
ZK848 ZK848 ZK166
ZK7610 ZK7610 ZK1488 ZK1486 ZK1488
ZK7610 ZK7610 ZK79-1 ZK1482 ZK1482 ZK1482
ZK810 ZK810
门
ZK79-1 ZK103-4 ZK103-4 ZK103-4 ZK103-4
Photo 7 Core Box Stacks Distribution Map


岩芯库管理规定
Photo 8 Core House Regulation



Photo 9 Drill Hole ZK67-4; GPS N 34º30.901’ E104º14.126’



Photo 10 Trench; GPS N 34º31.012’ E104º14.733’


Photo 11 Trench in remote mountain


Photo 12 Creek in the license area



Photo 13 Tao river